                                                                    EXHIBIT 10.6

                              ISUZU DEALER SALES

                                      AND

                               SERVICE AGREEMENT



AGREEMENT effective the 1st day of May 1997,
                       ----        --- ----

                                by and between

                          AMERICAN ISUZU MOTORS INC.,

          a California Corporation (hereinafter called "Distributor")

                                      and

                             FAA Serramonte, Inc.
                       -------------------------------
[an individual] [partnership formed in the State of ___________________________]

[corporation incorporated in the State of California
                                         --------------------------------------]
[doing business as Serramonte Isuzu
                   ------------------------------------------------------------]
whose business location is 1500 Collins Avenue, Colma, CA 94014
                           -----------------------------------------------------
(hereinafter called "Dealer").


                                    PURPOSE


The purpose of this Agreement is to set forth the basic rights, duties and procedures that apply to the relationship and business transactions between Distributor and Dealer, and to provide for the sale and servicing of Isuzu Products in a manner that will best serve the interests of Distributor, Dealer, and owners and purchasers of Isuzu Products. This Agreement sets forth the rights which Dealer will enjoy as an Authorized Isuzu Dealer; the responsibilities which Dealer assumes in consideration of these rights; and the respective rights and obligations of Distributor and Dealer to each other. The parties recognize that the success of Distributor and Dealer depends upon mutual understanding and cooperation between Distributor and Dealer and how well they each fulfill their respective responsibilities.

Distributor's basic responsibility is to promote and market Isuzu Products in the United States and to endeavor to establish a sales network of dealers that can provide effective sales and service efforts at the retail level. Dealer's basic responsibility is to actively and effectively promote the retail sale of Isuzu Products and to provide courteous and efficient service of lsuzu Products. Distributor and Dealer will endeavor to fulfill their respective responsibilities through aggressive, sound, ethical selling practices and through conscientious regard for customer service.

Distributor and Dealer shall refrain from engaging In conduct or activities which might be detrimental to or reflect adversely upon the reputation of Distributor, Manufacturer, Dealer or Isuzu Products and shall engage in no discourteous, deceptive, misleading or unethical practices or activities.

NOW THEREFORE, in consideration of the foregoing and the promises and agreements herein contained, it is hereby mutually agreed between the parties hereto as follows:

                       SECTION 1. APPOINTMENT OF DEALER

Subject to the conditions and provisions set forth in this Agreement, Distributor hereby:

(1)  appoints Dealer as an Authorized Isuzu Dealer;

(2) grants Dealer the non-exclusive right to buy Isuzu Cars, Isuzu Trucks and Isuzu Parts and Accessories from Distributor for resale at or from Dealer's Dealership Location; and

(3) grants Dealer a non-exclusive right, subject to and in accordance with the provisions of this Agreement, to identify itself as an Isuzu Dealer and to use and to display, in the conduct of its dealership operations, the various trademarks, trade names, service marks and other word and design marks that Distributor uses or will use in connection with the promotion or sale of or are or will be applied to Isuzu Products.


                        SECTION 2. ACCEPTANCE BY DEALER

Dealer hereby accepts said appointment and grants and acknowledges that:


(1) Except as otherwise provided by applicable laws, Distributor shall have the absolute right to appoint other persons to conduct dealership operations in connection with Isuzu Products and to contract with such persons in connection therewith;

(2) Except as expressly provided in this Agreement or with the prior written consent of Distributor (which consent shall not be unreasonably withheld), neither said appointment, said grants nor this Agreement may be transferred, assigned or sold to any third party, whether separately or in connection with any sale of the assets of or ownership interests in Dealer, by Dealer or its management or owners;

(3) No fee or other monetary consideration has been paid by Dealer to Distributor for said appointment or grants or as consideration for Distributor's entering into this Agreement and no property right or interest, direct or indirect, is sold, conveyed or transferred to Dealer by this Agreement.


               SECTION 3. ASSUMPTION OF RESPONSIBILITY BY DEALER

In consideration of said appointment and grants and subject to the conditions and provisions of this Agreement, Dealer agrees to:

(1) establish and maintain at Dealer's Dealership Location the Dealership Facilities described in this Agreement in the manner set forth in this Agreement;

(2) actively and effectively promote the sale at retail (and, if Dealer elects, the leasing and rental) of Isuzu Products at and from Dealer's Dealership Location in accordance with the provisions of this Agreement;

(3) conduct quality service for Isuzu Vehicles in accordance with the provisions of this Agreement;

(4)  perform all additional responsibilities specified in this Agreement; and

(5) secure and maintain all licenses required for the conduct of an Isuzu dealership at and from Dealer's Dealership Location and to furnish Distributor with written notice of securing such licenses. This Agreement will not be valid until and unless Dealer shall have furnished Distributor with written notice specifying the date and the identifying number, if any, of each such license secured by Dealer. Dealer shall notify Distributor immediately in writing if Dealer shall fail to secure any such license or if any such license shall expire and Dealer shall fail to obtain a renewal thereof or if any such license is suspended or revoked, specifying the effective date of any such expiration, suspension or revocation.

                      SECTION 4. OWNERSHIP AND MANAGEMENT


(a)  This Agreement has been entered into by Distributor in reliance upon:

     (I) DEALER'S REPRESENTATION AND AGREEMENT THAT THE FOLLOWING NAMED PERSONS ARE ALL OF THE PERSONS WHO HAVE AN OWNERSHIP INTEREST IN DEALER:


                                                            Percentage Interest.


1.   (Name)    First America Automotive, Inc.
     -------------------------------------------------
                                                                      100   (%)
                                                            --------------------
     (Residence Address) 100 The Embarcadero, Penthouse, San Francisco, CA 94105
     ---------------------------------------------------------------------------

2.   (Name)
     -------------------------------------------------

                                                                            (%)
                                                            --------------------
     (Residence Address)
     -------------------------------------------------

3.   (Name)
     -------------------------------------------------

                                                                            (%)
                                                            --------------------
     (Residence Address)
     -------------------------------------------------

4.   (Name)
     -------------------------------------------------

                                                                            (%)
                                                            --------------------
     (Residence Address)
     -------------------------------------------------

5.   (Name)
     -------------------------------------------------

                                                                            (%)
                                                            --------------------

     (Residence Address)
     -------------------------------------------------

6.   (Name)
     -------------------------------------------------

                                                                            (%)
                                                            --------------------
     (Residence Address)
     -------------------------------------------------

     (II) DEALER'S REPRESENTATION AND AGREEMENT THAT THE FOLLOWING NAMED PERSON, AND ONLY THE FOLLOWING NAMED PERSON SHALL BE DEALER'S EXECUTIVE MANAGER AND SHALL HAVE FULL AUTHORITY AND RESPONSIBILITY FOR THE OPERATING MANAGEMENT OF DEALER IN PERFORMANCE PURSUANT TO THIS
          AGREEMENT:


(Name)          Al Babbington                           Title Executive Manager
------------------------------------------------------  ------------------------

(Residence Address)
--------------------------------------------------------------------------------

(b) This Agreement has been entered into by Distributor in reliance upon, and in consideration of, the personal qualifications and representations with respect thereto of the above-named persons. In view of the personal nature of this Agreement and its objectives and purposes, this Agreement and the rights and privileges conferred on Dealer hereunder are not assignable, transferable or saleable by Dealer. Dealer agrees that any change in the ownership or operating management of Dealer specified herein requires the prior written consent of Distributor. Dealer shall give Distributor prior notice of any proposed change in said ownership or management and immediate notice of the death or incapacity of any Owner or Executive Manager. No such change, and no assignment of this Agreement or of any right or interest herein, shall be effective against Distributor unless and until embodied in an appropriate amendment to or assignment of this Agreement, as the case may be, duly executed and delivered by Distributor and by Dealer. Distributor shall not unreasonably withhold its consent to any such change.

                             SECTION 5. PROVISIONS

The "ISUZU DEALER SALES AND SERVICE AGREEMENT ADDITIONAL PROVISIONS" are hereby incorporated herein and made a part of this Agreement with the same force and effect as if set forth at length herein and the term "this Agreement" as used herein, includes said "ISUZU DEALER SALES AND SERVICE AGREEMENT ADDITIONAL PROVISIONS". Dealer agrees to be bound by and comply with the provisions of the Service Policies and Procedures Manual, the Parts Policies and Procedures Manual and all other manuals heretofore or hereafter issued by Distributor to Dealer and all amendments, revisions and supplements thereto, and all bulletins and instructions heretofore or hereafter issued by Distributor to Dealer.

                          SECTION 6. ENTIRE AGREEMENT

Unless expressly referred to, and incorporated herein, this Agreement cancels, supersedes and annuls all prior agreements, contracts and understandings between Distributor and Dealer, and there are no representations, promises, agreements or understandings except as described herein, all negotiations, representations and understandings being merged herein.

              SECTION 7. WAIVER OR MODIFICATION OF THIS AGREEMENT

(a) The failure of either party at any time to require performance by the other party of any provisions hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other such provisions nor constitute a waiver of the provision itself.

(b) No waiver, modification or change of any of the terms of this Agreement or change or erasure of any printed part of this Agreement or addition to it (except filling of blank spaces and lines) will be valid or binding on Distributor unless approved in writing by the President or the Senior Vice President and General Manager of Distributor.

                                SECTION 8. TERM

This Agreement shall have a term commencing on the effective date hereof and shall continue in effect until terminated in accordance with the provisions of this Agreement.

                           SECTION 9. APPLICABLE LAW

This Agreement shall be deemed to have been made in and shall be governed by and construed in accordance with the laws of the State of California; provided, however:

(a) Unless Dealer's Dealership Location is situated in California, Dealer shall have none of the rights or duties provided for in the California Statutes regulating the relationship between motor vehicle manufacturers, distributors and dealers, but shall have the rights and duties provided in the like laws, if any, of the state in which Dealer's Dealership Location is situated; and

(b) If performance by either Distributor or Dealer of any provision of this Agreement contravenes a law of any state or jurisdiction where such performance is to take place, the performance of such provision shall be in accordance with the requirements of such law to the extent, and only to the extent, that such performance contravenes such law and only to the extent and while such law is deemed or held to be valid and applicable to such performance.

                      SECTION 10. EXECUTION OF AGREEMENT

This Agreement, and any addendum or amendment, or notice with respect thereto, shall be valid and binding on Distributor only when it bears the signature of either the President or the Senior Vice President and General Manager of Distributor. This Agreement shall bind Dealer only when signed by a duly authorized officer of Dealer if a corporation; by one or more of the general partners of Dealer if a partnership; or by Dealer if an individual.

IN WITNESS WHEREOF, the parties have executed this Agreement in triplicate as of the day and year first above written at Whittier, California.
                                        ---------

DEALER                                    DISTRIBUTOR

FAA Serramonte, Inc.
dba Serramonte Isuzu                      AMERICAN ISUZU MOTORS INC.
---------------------------------

By /s/                                    By     /s/ J.T. Maloney
  -------------------------------                ------------------------------
                                                 J.T. Maloney
Title  President                          Title  Sr. V.P. and General Manager,
     ----------------------------                ------------------------------
                                                 Light Vehicles

                                                                       EXHIBIT A




                                    DEALER

                               SALES AND SERVICE

                                   AGREEMENT




                                     ISUZU

                          AMERICAN ISUZU MOTORS INC.

        (ATTACH ISUZU DEALER SALES AND SERVICE AGREEMENT TO THIS PAGE)

                              ISUZU DEALER SALES
                                      AND
                               SERVICE AGREEMENT

                             ADDITIONAL PROVISIONS

                               TABLE OF CONTENTS

I.    DEFINITIONS........................................................   1
II.   SALES TO DEALER....................................................   3
      A.  DEALER'S ORDERS................................................   3
      B.  SHIPMENT AND RISK OF LOSS......................................   3
      C.  PASSAGE OF TITLE...............................................   3
      D.  FREIGHT........................................................   3
      E   DIVERSIONS.....................................................   3
      F.  CHANGES IN AND DISCONTINUANCE OF ISUZU PRODUCTS................   4
      G.  PRICING AND OTHER TERMS OF SALE................................   4
      H.  PAYMENT........................................................   4
          1.  PAYMENT FOR VEHICLES.......................................   4
          2.  PAYMENT FOR PARTS, ACCESSORIES AND
              OTHER PRODUCTS.............................................   4
          3.  TAXES......................................................   5
      I.  WARRANTIES.....................................................   5
      J.  FAILURE OR DELAY IN FILLING ORDERS.............................   5
      K.  ALTERATION OF ISUZU PRODUCTS...................................   5
III.  DEALERSHIP OPERATIONS..............................................   6
      A.  DEALERSHIP LOCATION AND FACILITIES.............................   6
          1.  DEALERSHIP FACILITIES......................................   6
          2.  CHANGES IN DEALERSHIP LOCATION OR FACILITIES...............   6
          3.  HOURS OF BUSINESS..........................................   6
          4.  IDENTIFICATION OF DEALERSHIP FACILITIES....................   6
          5.  EVALUATION OF DEALER'S PERFORMANCE WITH
              RESPECT TO DEALERSHIP FACILITIES...........................   6
      B.  VEHICLE SALES OPERATIONS.......................................   6
          1.  RESPONSIBILITY OF DEALER...................................   6
          2.  SALES PERSONNEL............................................   7
          3.  INVENTORY..................................................   7
          4   MODIFICATION OF ISUZU VEHICLES.............................   7
          5.  EVALUATION OF DEALER'S SALES PERFORMANCE...................   7
          6.  EVALUATION OF SALES OF ISUZU TRUCKS........................   7
      C.  USED VEHICLE SALES OPERATIONS..................................   6
      D.  RENTAL AND LEASING OPERATIONS..................................   8
      E.  PARTS AND ACCESSORIES SALES OPERATIONS.........................   8
          1   RESPONSIBILITY OF DEALER...................................   8
          2.  SALES PERSONNEL............................................   8
          3.  INVENTORY..................................................   9
          4.  REPRESENTATIONS CONCERNING PARTS AND ACCESSORIES...........   9
          5.  EVALUATION OF DEALER'S PARTS AND ACCESSORIES
              SALES PERFORMANCE..........................................   9
      F.  SERVICE OPERATIONS ............................................   9
          1.  GENERAL SERVICE RESPONSIBILITIES OF DEALER.................   9
          2.  SPECIFIC SERVICE OBLIGATIONS OF DEALER.....................   9
              (A) NEW VEHICLE PRE-DELIVERY INSPECTIONS
                  AND ADJUSTMENTS........................................   9
              (B) COMPLIMENTARY MAINTENANCE SERVICE......................  10
              (C) WARRANTY REPAIRS.......................................  10
              (D) CAMPAIGN INSPECTIONS AND CORRECTIONS...................  10
              (E) DISPOSITION OF REPLACED PARTS..........................  10
              (F) MAINTENANCE AND REPAIR SERVICE.........................  11
              (G) PAYMENTS BY DISTRIBUTOR TO DEALER......................  11
          3.  OTHER SERVICE RESPONSIBILITIES OF DEALER...................  11
              (A) COMPLIANCE WITH LAWS REGULATING
                  VEHICLES AND OTHER PRODUCTS............................  11
              (B) SERVICE PERSONNEL......................................  11
              (C) SERVICE EQUIPMENT AND SPECIAL AND
                  ESSENTIAL TOOLS........................................  11
          4.  EVALUATIONS OF DEALER'S SERVICE PERFORMANCE................  11
      G   ADVERTISING, PROMOTIONAL AND PUBLIC RELATIONS OPERATIONS.......  12
          1   ADVERTISING STANDARDS......................................  12
          2   DEALER'S ADVERTISING PROGRAMS..............................  12
          3   PARTICIPATION IN DISTRIBUTOR'S ADVERTISING
              PROGRAMS...................................................  12
          4   CUSTOMER RELATIONS.........................................  12
              (A) INFORMING CUSTOMERS AS TO DETAILS
                  OF CHARGES.............................................  12
              (B) RIGHT OF RETAIL PURCHASER TO BUY
                  VEHICLE WITHOUT PURCHASING OPTIONAL
                  EQUIPMENT OR ACCESSORIES...............................  12
              (C) INFORMING RETAIL PURCHASERS AS TO OPTIONAL
                  EQUIPMENT OR ACCESSORIES INSTALLED BY DEALER...........  12
      H.  CAPITAL........................................................  13
      I   ACCOUNTING SYSTEM..............................................  13
      J.  RECORDS AND REPORTS............................................  13
          1.  FINANCIAL STATEMENTS.......................................  13
          2.  OWNERSHIP AND MANAGEMENT RECORDS...........................  13
          3   SALES AND SERVICE RECORDS AND REPORTS......................  13
          4.  RECORDS CONCERNING APPLICATIONS AND CLAIMS FOR PAYMENTS....  14
      K.  INSPECTION OF ACCOUNTS AND RECORDS.............................  14
      L.  TRADEMARKS AND SERVICE MARKS...................................  14
IV.   INDEMNIFICATION....................................................  15
      A.  INDEMNIFICATION OF DISTRIBUTOR.................................  15
      B.  INDEMNIFICATION OF DEALER......................................  15
      C.  EXCEPTION TO INDEMNIFICATION...................................  15
V.    TERMINATION........................................................  17
      A   TERMINATION OF AGREEMENT.......................................  17
          1.  VOLUNTARY TERMINATION BY DEALER............................  17
          2.  TERMINATION DUE TO ACTS OR EVENTS CONTROLLED
              BY DEALER, ITS OWNER(S) OR MANAGER(S)......................  17
          3.  TERMINATION BY DISTRIBUTOR FOR FAILURE OF
              PERFORMANCE BY DEALER......................................  18
          4.  TERMINATION BECAUSE OF DEATH OR INCAPACITY
              OF OWNER AND/OR EXECUTIVE MANAGER..........................  19
          5.  TERMINATION FOR FAILURE OF DEALER OR
              DISTRIBUTOR TO BE LICENSED.................................  19
          6.  TERMINATION BY MUTUAL AGREEMENT............................  20
          7.  RIGHT TO RELY ON ANY APPLICABLE TERMINATION
              PROVISION..................................................  20
      B.  TRANSACTIONS AFTER TERMINATION.................................  20
          1.  EFFECT OF TERMINATION ON ORDERS  ..........................  20
          2.  EFFECT OF TRANSACTIONS AFTER TERMINATION...................  20
          3.  PURCHASES OF ELIGIBLE ITEMS................................  20
          4.  RESPONSIBILITIES OF DEALER.................................  21
          5.  PAYMENT BY DISTRIBUTOR.....................................  21
VI.   SUCCEEDING AND NEW AND SUPERSEDING SALES AND
      SERVICE AGREEMENTS.................................................  23
      A.  SUCCEEDING AGREEMENTS..........................................  23
      B.  NEW AND SUPERSEDING DEALER AGREEMENTS..........................  23
      C.  EFFECT OF NEW OR SUPERSEDING AGREEMENT ON
          RESPONSIBILITIES AND OBLIGATIONS UNDER THIS AGREEMENT..........  23
VII.  ESTABLISHMENT OF SUCCESSOR DEALER..................................  25
      A   BECAUSE OF DEATH OF OWNER......................................  25
      B   BECAUSE OF DEATH OR INCAPACITY OF EXECUTIVE MANAGER............  25
      C.  EVALUATION OF SUCCESSOR DEALER.................................  26
      D   TERMINATION OF MARKET REPRESENTATION...........................  26
      E   TERMINATION OF OFFER...........................................  26
VIII. GENERAL PROVISIONS.................................................  27
      A   DEALER NOT MADE AGENT OR LEGAL REPRESENTATIVE..................  27
      B   DEALER'S RESPONSIBILITY FOR ITS OPERATIONS.
          EXPENDITURES. LIABILITIES AND OBLIGATIONS......................  27
      C.  NOTICES........................................................  27
      D.  OFFSETS AND SET OFFS...........................................  27
      E.  CHANGES REQUIRED BY LAW........................................  27

                              ISUZU DEALER SALES
                                      AND
                               SERVICE AGREEMENT

                             ADDITIONAL PROVISIONS


The following Additional Provisions have by reference been incorporated in and made a part of the ISUZU DEALER SALES AND SERVICE AGREEMENT which they accompany and which has been executed on behalf of Distributor and Dealer.


                            ARTICLE I. DEFINITIONS


As used in this Agreement, the following terms shall have the following meanings:

A. "Authorized Isuzu Dealers" shall mean dealers located in the United States that are authorized by Distributor to conduct dealership operations in connection with the sale of Isuzu Products.

B. "Isuzu Cars" shall mean such new passenger cars manufactured by or on behalf of Manufacturer as are from time to time offered for sale by Distributor to Dealer for resale.

C. "Isuzu Trucks" shall mean such new light duty trucks and chassis manufactured by or on behalf of Manufacturer as are from time to time offered for sale by Distributor to Dealer for resale.

D.   "Isuzu Vehicles" shall mean Isuzu Cars and Isuzu Trucks.

E. "Isuzu Parts and Accessories" shall mean such parts and accessories manufactured by or on behalf of Manufacturer or Distributor as are from time to time offered for sale by Distributor to Dealer.

F.   "Isuzu Products" shall mean Isuzu Vehicles and Isuzu Parts and Accessories.

G. "Competitive Cars" shall mean those new cars which are designated by Distributor as directly competitive with Isuzu Cars.

H. "Import Industry Cars" shall mean all new cars manufactured other than within the United States which are imported into the United States for sale, to the extent data relating to registration thereof are reasonably available.

I. "Industry Cars" shall mean all new cars of all manufacturers which are sold and distributed within the United States, to the extent data relating to registration thereof are reasonably available.

J. "Competitive Trucks" shall mean those new light duty trucks which are designated by Distributor as directly competitive with Isuzu Trucks.

K. "Import Industry Trucks" shall mean all new light duty trucks manufactured other than within the United States which are imported into the United States for sale, to the extent data relating to registration thereof are reasonably available.

L. "Industry Trucks" shall mean light duty trucks of all manufacturers which are sold and distributed within the United States, to the extent data relating to registration thereof are reasonably available.

M. "Dealership Location" shall mean the business location of Dealer described in the initial paragraph of this Agreement.

N. "Dealership Facilities" shall mean the land areas at the Dealership Location and the buildings and improvements erected thereon.

0. "Dealer's Market" shall mean the geographical area within which potential purchasers and owners of Isuzu Products which Dealer can most readily serve are located. Such area, or portions thereof, may at any time be a part of the Market of other Authorized Isuzu Dealers as well as Dealer.

P. "Owner(s)" shall mean the person(s) named as Owner(s) in Section 4 of this Agreement.

Q.   "Executive Manager" shall mean the person named as Executive Manager in
     Section 4 of this Agreement.

R. "Successor Addendum" shall mean the Successor Addendum, if any, executed by Distributor and Dealer pursuant to the provisions of Article VII of this Agreement.

S. "Dealership Standards" shall mean such reasonable standards as may be established by Distributor for Authorized Isuzu Dealers from time to time under its standard procedures with respect to such matters as dealership facilities, tools, equipment, capitalization, inventories and personnel.

T. "Service Policies and Procedures Manual" shall mean the publication or publications of Distributor, as the same may from time to time be amended, revised or supplemented, which set forth Distributor's policies and procedures concerning and administration of Distributor's warranties and related matters.

U.   "Manufacturer" shall mean ISUZU MOTORS LIMITED.

                          ARTICLE II. SALES TO DEALER


A.   DEALER'S ORDERS

At such times as Distributor may from time to time designate, Dealer shall submit to Distributor orders for Isuzu Products in such quantities and varieties as may be reasonably necessary for Dealer to fulfill its obligations under this Agreement. All orders shall be on forms supplied by Distributor, shall be subject to acceptance by Distributor, and may be accepted in whole or in part. Orders may be accepted by written notice to Dealer or by actual delivery of the products ordered to Dealer or to a carrier for transportation to Dealer. Except as otherwise provided in this Agreement, orders shall not be cancellable by Dealer after acceptance by Distributor. Distributor will process and fill Dealer's orders in accordance with procedures relating thereto established by Distributor.

Because of the number of factors that affect the distribution of products and the relevancy thereof at any given time, Distributor necessarily reserves to itself discretion in applying such factors and in processing orders for Isuzu Products it receives from Dealer. The judgment and decisions of Distributor shall be, final in all matters relating to the distribution and delivery of Isuzu Products to Dealer.

B.   SHIPMENT AND RISK OF LOSS

Distributor will ship Isuzu Products by whatever mode of transportation, by whatever route, and from whatever point Distributor may select. Distributor will, if requested by Dealer in such manner and within such time as Distributor shall from time to time specify, prosecute claims for loss of or damage to Isuzu Products during transportation from said point of shipment against the responsible carrier for and on behalf of Dealer.

C.   PASSAGE OF TITLE

Title to Isuzu Products shall pass from Distributor to Dealer, or, if applicable, to the financial institution designated by Dealer, upon delivery of said product to Dealer or to a carrier for transportation to Dealer, whichever occurs first. Distributor shall retain a security interest in, and the right to repossess, any such product until paid in full therefor.

D.   FREIGHT

In addition to the prices and charges otherwise provided for herein, Dealer will pay Distributor in connection with Isuzu Vehicles delivered to Dealer the applicable destination charges that are in effect at the time of shipment. Dealer shall pay such transportation charges for Isuzu Parts and Accessories as may be in effect at the time of shipment.

E.   DIVERSIONS

Dealer shall pay all charges accruing after delivery of Isuzu Products to Dealer or to carrier for transportation to Dealer, including, but not limited to, charges for demurrage and storage. If diversions of shipments are made upon Dealer's request or because of Dealer's failure or refusal to accept delivery thereof, Dealer shall be responsible for and pay any additional costs or expenses thereby incurred.

F.   CHANGES IN AND DISCONTINUANCE OF ISUZU PRODUCTS

Distributor shall have the right in its sole discretion to discontinue the supply, or make changes in the design or component materials, of any Isuzu Product at any time. Distributor shall be under no liability to Dealer on account of any such changes and shall not be required to make any changes to Isuzu Products previously purchased by Dealer.

G.   PRICING AND OTHER TERMS OF SALE

All sales of Isuzu Products shall be in accordance with the prices and other applicable terms of sale in effect on the date said products are shipped by Distributor to Dealer. Distributor may, without incurring any liability to Dealer or to anyone else, at any time and from time to time change the prices, charges, discounts, allowances and other terms of sale applicable to any Isuzu Product. Except as otherwise provided in notices thereof sent to Dealer by Distributor, any such change shall apply to all orders accepted but not shipped by Distributor on the effective date of such change.

Except with respect to the pricing of any new model or body type of Isuzu Vehicle at the introduction thereof, Distributor shall give written notice to Dealer of any change increasing the price of any Isuzu Product to which such change is applicable before shipping the same. Dealer may cancel or modify orders for any such Isuzu Product by giving notice thereof to Distributor within ten (10) days after receipt by Dealer of Distributor's notice of such change. All unshipped orders for Isuzu Products not so cancelled or modified shall remain in effect for shipment in accordance with said change.

H. PAYMENT

   1.  PAYMENT FOR VEHICLES

Dealer shall at all times during the term of this Agreement have flooring arrangements (wholesale financing) satisfactory to Distributor with financial institutions acceptable to Distributor. Payment by Dealer for Isuzu Vehicles must be made in accordance with the applicable prices, charges, discounts, allowances and other terms of sale established by Distributor either (i) pursuant to wholesale financing arrangements in effect between Distributor, Dealer and a financial institution at the time of delivery of said vehicles to Dealer or to a carrier for transportation to Dealer, whichever shall first occur, or (ii) by cash or such other medium of payment as Distributor may agree to accept paid by Dealer to Distributor prior to delivery of said vehicles to Dealer or to a carrier for transportation to Dealer, whichever shall first occur.

   2.  PAYMENT FOR PARTS, ACCESSORIES AND OTHER PRODUCTS

Parts, equipment, accessories and other products and services sold by Distributor to Dealer will normally be billed by Distributor to Dealer on Distributor's invoices, which shall be due the tenth (10th) day of the month following the month of delivery of such products and services; provided. however, Distributor reserves the right to place any and all sales of such items on a C.O.D. or cash in advance basis, without notice. A late payment charge will be assessed on any obligation not paid when due at a rate equal to 1 1/2% per month; provided, however, that such late payment charge shall not be assessed at a rate which exceeds the maximum permitted by applicable law. Dealer shall, promptly upon Distributor's demand, execute such security agreements, chattel mortgages, commercial code financing statements and other instruments acknowledging and giving notice of Distributor's security interest in Isuzu Products purchased by Dealer from Distributor for which Dealer is indebted to Distributor.

   3.  TAXES

Dealer hereby represents and warrants that all Isuzu Products purchased from Distributor are purchased for resale in the ordinary course of Dealer's business. Dealer further represents and warrants that Dealer has obtained all licenses and complied with all other requirements to collect sales, use or other taxes incurred in any such resale transaction, and that Dealer will furnish evidence thereof to Distributor, at Distributor's request. Dealer agrees, as to any Isuzu Products put to a taxable use by Dealer or in fact purchased by Dealer other than for resale, to pay directly to the appropriate taxing authority any sales, use or similar taxes incurred as a result of such use or purchase, to file any tax returns required in connection therewith, and to hold Distributor harmless from any claims or demands with respect thereto.

I.   WARRANTIES

The only warranties of Manufacturer or Distributor that shall be applicable to Isuzu Products (or any component thereof) shall be such written warranties as may be made and furnished by Distributor. Except for the express liability under such written warranties, neither Manufacturer nor Distributor assumes or authorizes any other person to assume for it any obligations or liabilities in connection with any Isuzu Product. Dealer shall comply with Distributor's instructions and with all applicable laws with respect to pre-sale availability and delivery of statements of warranties to its customers and prospective customers.

J.   FAILURE OR DELAY IN FILLING ORDERS

Distributor shall not be liable for any failure or delay in delivery or shipment of orders for any Isuzu Products where such failure or delay is due, in whole or in part, to non-receipt of said products from the Manufacturer or other supplier thereof or to shortage or curtailment of labor, material, transportation, or utility services, strikes, labor disputes or other labor difficulties in connection with the operations of Distributor, Manufacturer or any other person, acts or regulations of any government or to any cause or causes beyond the control of Distributor.

K.   ALTERATION OF ISUZU PRODUCTS

Unless directed in writing by Distributor or required to do so to comply with an applicable law or rule, regulation or order of a governmental body, Dealer shall not alter any Isuzu Product or change or substitute any of its components. Dealer shall promptly notify Distributor in writing of any such alterations made by Dealer.
A.

                      ARTICLE III. DEALERSHIP OPERATIONS


A.  DEALERSHIP LOCATION AND FACILITIES

    1.  DEALERSHIP FACILITIES

Dealer shall provide, at the Dealership Location, Dealership Facilities that will enable Dealer to effectively perform its responsibilities under this Agreement The Dealership Facilities shall be satisfactory as to appearance and layout, properly equipped and substantially in accordance with the applicable Dealership Standards.

    2.  CHANGE IN DEALERSHIP LOCATION OR FACILITIES

Dealer shall not move, relocate, modify or change the Dealership Location or any of the Dealership Facilities, nor shall Dealer or any Owner or Manager directly or indirectly establish or operate any other locations or facilities for the sale or servicing of Isuzu Products or for the conduct of any other of the dealership operations contemplated by this Agreement without the prior written consent of Distributor.

    3.  HOURS OF BUSINESS

In order to serve the needs of potential purchasers and the service requirements of owners and users of Isuzu Products, Dealer shall keep its Dealership Facilities open and operating for business during such days and hours as automobile dealers' sales, parts and service facilities are customarily open in the community wherein the Dealership Location is situated.

    4.  IDENTIFICATION OF DEALERSHIP FACILITIES

Insofar as permitted by local laws and regulations, Dealer shall display at its Dealership Location, in such number and at such locations as Distributor may reasonably require, signs which are compatible with the design standards established by Distributor from time to time. Dealer shall maintain all such signs in good condition at all times.

    5.  EVALUATION OF DEALER'S PERFORMANCE WITH RESPECT TO DEALERSHIP FACILITIES

Distributor shall periodically evaluate Dealer's performance of its responsibilities with respect to Dealership Facilities and shall discuss its evaluation with Dealer. Dealer shall promptly take such action as may be required to correct any deficiencies in its performance of these responsibilities.

B.  VEHICLE SALES OPERATIONS

    1.  RESPONSIBILITY OF DEALER

Dealer shall actively and effectively promote the sale at retail (and, if Dealer elects, the leasing and rental) of Isuzu Vehicles to potential customers located in Dealer's Market. However, nothing contained in this Agreement shall limit or be construed to limit the geographical area within which or the persons to whom Dealer may sell or promote the sale of Isuzu Vehicles.

    2.  SALES PERSONNEL

Dealer shall at all times employ the number of trained and competent new vehicle managerial and sales personnel reasonably required to fulfill its responsibilities with respect to the sales of Isuzu Vehicles.

Dealer shall, without expense to Distributor, have its said employees attend such vehicle sales training sessions as Distributor may from time to time conduct.

    3.  INVENTORY

Subject to the ability of the Distributor to supply the same, Dealer shall maintain at all times stocks of Isuzu Vehicles of an assortment and in quantities adequate to meet its responsibilities with respect to sales of Isuzu Vehicles. Dealer shall also have available at all times an adequate number and variety of Isuzu Vehicles for purposes of display and demonstration and shall, at all times, maintain the same in first class condition.

    4.  MODIFICATION OF ISUZU VEHICLES

If the laws of the state in which the Dealership Location is situated or of the states in which customers of Dealer are located require the installation on vehicles of equipment not installed or supplied as standard equipment by Distributor, Dealer shall, prior to its sale of the Isuzu Vehicles on which such installation is required, install at its own expense such additional equipment. Dealer shall indemnify and hold Distributor harmless from and against any and all liabilities arising from Dealer's failure to install such additional equipment on said vehicles.

    5.  EVALUATION OF DEALER'S SALES PERFORMANCE

Distributor shall periodically evaluate Dealer's performance of its responsibilities with respect to sales of Isuzu Cars and shall discuss its evaluation with Dealer. Dealer shall promptly take such action as may be required to correct any deficiencies in its performance of these responsibilities. Dealer's performance of these responsibilities shall be evaluated by Distributor on the basis of such reasonable factors as Distributor shall establish and furnish Dealer from time to time. Such factors shall include:

(a) Reasonable sales objectives for Isuzu Cars which may be established from time to time by Distributor for Dealer;

(b) Dealer's sales of Isuzu Cars as compared to:

    (i)   registrations of Isuzu Cars in Dealer's Market;

    (ii)  registrations of Competitive Cars in Dealer's Market;

    (iii) registrations of Import Industry Cars in Dealer's Market;

    (iv)  registrations of Industry Cars in Dealer's Market; and

    (v) the average sale of Isuzu Cars by comparable groupings of Authorized Isuzu Dealers.

    6.  EVALUATION OF SALES OF ISUZU TRUCKS

Distributor shall periodically evaluate Dealer's performance of its responsibilities with respect to sales of Isuzu Trucks and shall discuss its evaluation with

Dealer. Dealer shall promptly take such action as may be required to correct any deficiencies in its performance of these responsibilities. Dealer's performance of these responsibilities shall be evaluated by Distributor on the basis of such reasonable factors as Distributor shall establish and furnish Dealer from time. to time. Such factors shall include:

(a) Reasonable sales objectives for Isuzu Trucks which may be established from time to time by Distributor for Dealer;

(b) Dealer's sales of Isuzu Trucks as compared to;

    (i)   registrations of Isuzu Trucks in Dealer's Market;

    (ii)  registrations of Competitive Trucks in Dealer's Market;

    (iii) registrations of Import Industry Trucks in Dealer's Market;

    (iv)  registrations of Industry Trucks in Dealer's Market; and

    (v) the average sales of Isuzu Trucks by comparable groupings of Authorized Isuzu Dealers.


C.  USED VEHICLE SALES OPERATIONS

To enhance Dealer's opportunities to operate successfully, Dealer will engage in such used vehicle operations as Dealer may deem appropriate. Dealer shall be entitled to identify such used vehicle operations as a part of its dealership operations and to apply the trademarks, trade names and service marks of Distributor relating to used vehicle operations, but only as and to the extent Dealer subscribes to and fulfills all requirements of programs relating thereto offered Dealer by Distributor.


D.  RENTAL AND LEASING OPERATIONS

Since the rental and leasing of Isuzu Vehicles will offer Dealer additional opportunities to improve its effectiveness in fulfilling its responsibilities with respect to sales of Isuzu Vehicles, Dealer will explore such opportunities and will establish rental and leasing operations if such additional opportunities are apparent. Dealer shall be entitled to identify such rental and leasing operations as a part of its dealership operations and to apply the trademarks, trade names and service marks of Distributor relating to rental and leasing operations, but only as and to the extent Dealer subscribes to and fulfills all requirements of programs relating thereto offered Dealer by Distributor.


E.  PARTS AND ACCESSORIES SALES OPERATIONS

    1.  RESPONSIBILITY OF DEALER

Dealer shall actively and effectively promote the sale of Isuzu Parts and Accessories to service, wholesale and other customers located in Dealer's Market. However, nothing contained in this Agreement shall limit or be construed to limit the geographical area within which or the persons to whom Dealer may sell Isuzu Parts and Accessories.


    2.  SALES PERSONNEL

Dealer shall at all times employ the number of trained and competent parts and accessories managerial and sales personnel reasonably required to fulfill its responsibilities with respect to the sales of Isuzu Parts and Accessories. Dealer shall, with-out expense to Distributor, have its said employees attend such parts and accessories sales training sessions as Distributor may from time to time conduct.

     3.  INVENTORY

Dealer shall maintain at all times stocks of parts and accessories adequate to meet its responsibilities with respect to service of Isuzu Products. Dealer shall also maintain, subject to the ability of Distributor to supply the same, stocks of Isuzu Parts and Accessories of an assortment and in quantities adequate to meet customer demands and for warranty repairs, special policy service and campaign corrections. Dealer shall maintain a proper and adequate system of parts and accessories inventory control.

     4.  REPRESENTATIONS CONCERNING PARTS AND ACCESSORIES

In connection with its sale or offering for sale or use in the repair or service of Isuzu Products, Dealer shall not represent as an Isuzu Part or Accessory any part or accessory that in fact is not an Isuzu Part or Accessory.


     5.  EVALUATION OF DEALER'S PARTS AND ACCESSORIES SALES PERFORMANCE

Distributor shall periodically evaluate Dealer's performance of its responsibilities with respect to the sale of Isuzu Parts and Accessories and shall discuss its evaluation with Dealer. Dealer shall promptly take such action as may be required to correct any deficiencies in its performance of these responsibilities.

F.   SERVICE OPERATIONS

     1.  GENERAL SERVICE RESPONSIBILITIES OF DEALER

Dealer shall provide prompt, efficient and courteous service to owners and users of Isuzu Products regardless of the origin of purchase thereof, including, without limitation, the specific obligations described below. All service performed by Dealer pursuant to this Agreement shall be performed in a good and workmanlike manner and in accordance with the requirements, specifications and instructions relating thereto set forth in the Service Policies and Procedures Manual and bulletins and instructions furnished Dealer by Distributor from time to time.

     2.  SPECIFIC SERVICE OBLIGATIONS OF DEALER

         (A) NEW VEHICLE PRE-DELIVERY INSPECTIONS AND ADJUSTMENTS

Dealer shall perform pre-delivery inspections and adjustments on each Isuzu Vehicle prior to sale and delivery thereof by Dealer. Such inspections and adjustments shall be performed by Dealer without charge to the purchaser and in accordance with the provisions relating thereto set forth in the Service Policies and Procedures Manual and bulletins and instructions furnished Dealer by Distributor from time to time.

The completion of such inspections and adjustments on each such Vehicle shall be verified by Dealer on forms supplied or approved by Distributor for this purpose, a copy of which shall be retained in Dealer's files and a copy of which shall be furnished to the purchaser.

         (B) COMPLIMENTARY MAINTENANCE SERVICE

Dealer shall perform or be responsible for the performance of such complimentary maintenance or other services following delivery of Isuzu Vehicles (including labor for lubrication) as may be prescribed for such vehicle in Distributor's applicable service bulletins, in accordance with the provisions relating thereto set forth in the Service Policies and Procedures Manual or in bulletins or instructions issued by Distributor to Dealer from time to time. Dealer will perform such services as and when required and requested by the owner or user of the vehicle, without regard to its origin of purchase.

         (C) WARRANTY REPAIRS

Dealer shall perform (i) warranty repairs on each Isuzu Product which qualifies for such repairs under the provisions of any warranty furnished therewith by Distributor or by the manufacturer thereof and (ii) such other inspections, repairs or adjustments as may be approved or authorized by Distributor.

Dealer shall perform such repairs and adjustments on each such Isuzu Product as and when required thereon and requested by the owner, without regard to its origin of purchase, and in accordance with the provisions relating thereto set forth in the Service Policies and Procedures Manual and in bulletins and instructions furnished by Distributor to Dealer from time to time.

Dealer shall provide each owner or user for whom Dealer performs such repairs or adjustments with a copy of the repair order covering the same.

         (D) CAMPAIGN INSPECTIONS AND CORRECTIONS

Dealer shall perform campaign inspections and/or corrections, including those described in owner notifications and recall campaigns conducted by Distributor in furtherance of Federal or state laws or regulations, on Isuzu Products that qualify for such inspections and/or corrections and those on which such campaign inspections and corrections are requested by Distributor, regardless of their origin of purchase.

Dealer shall perform such campaign inspections and/or corrections and shall advise Distributor as and when the same are performed, all in accordance with the bulletins and instructions relating thereto furnished Dealer by Distributor and as set forth in the Service Policies and Procedures Manual.

To enable Dealer to perform required corrections as promptly as practical, and for the convenience of Dealer, parts and/or other materials required for each such campaign may be pre-shipped to Dealer. Dealer will accept and retain such parts and/or materials for use in such campaign. Upon completion of the campaign, Dealer may return or dispose of any such parts and/or materials that are in excess of Dealer's requirements for the campaign in accordance with disposition instructions relating thereto furnished by Distributor and Dealer shall receive credit therefor.

         (E) DISPOSITION OF REPLACED PARTS

Dealer shall comply with the instructions set forth in the Service Policies and Procedures Manual with respect to retention and disposition of parts replaced by Dealer in the performance of repairs, adjustments and services pursuant to Article III F 2, (a), (b), (c) and (d) of this Agreement.

         (F) MAINTENANCE AND REPAIR SERVICE

Dealer shall provide, at its Dealership Facilities, prompt maintenance and repair service to owners and users of Isuzu Products. Such service shall include only those services specifically requested by the owner or user that are discussed in advance by the Dealer with the owner or user as being required.

Dealer shall provide all owners and users for whom Dealer provides maintenance and repair service itemized invoices covering the details thereof.

         (G) PAYMENTS BY DISTRIBUTOR TO DEALER

For Dealer's performance of pre-delivery inspections and adjustments, complimentary maintenance service, warranty repairs, special policy adjustments, and campaign inspections and corrections under and pursuant to the above provisions, Distributor shall pay Dealer for the Parts and Accessories and/or other materials or shall provide Dealer with the Parts and Accessories and or other materials required in connection therewith and shall pay for labor in accordance with the provisions relating thereto set forth in the Service Policies and Procedures Manual.

     3.  OTHER SERVICE RESPONSIBILITIES OF DEALER

         (A) COMPLIANCE WITH LAWS REGULATING VEHICLES AND OTHER PRODUCTS

Dealer will comply with all applicable provisions of Federal, state and local laws and governmental orders, rules and regulations, including but not limited to laws, orders, rules and regulations relating to safety, emission, noise control, damageability and customer service.

In furtherance of facilitating compliance with such laws, orders, rules and regulations by Distributor and Dealer, Distributor will provide to Dealer, and Dealer will provide to Distributor, as the case may be, such information and assistance as may reasonably be requested by the other in connection with the performance of their respective obligations under such laws, orders, rules and regulations.

         (B) SERVICE PERSONNEL

Dealer shall at all times employ the number of trained and competent service managerial and technical personnel reasonably required to fulfill its responsibilities with respect to the service of Isuzu Products. Dealer shall, without expense to Distributor, have its said employees attend such service training sessions as Distributor may from time to time conduct.

         (C) SERVICE EQUIPMENT AND SPECIAL AND ESSENTIAL TOOLS

Dealer shall provide adequate service equipment and such special and essential tools as are required to fulfill its responsibilities for service of Isuzu Products.

     4.  EVALUATIONS OF DEALER'S SERVICE PERFORMANCE

Distributor shall periodically evaluate Dealer's performance of its responsibilities with respect to the servicing of Isuzu Products and shall discuss its evaluation with Dealer. Dealer shall promptly take such action as may be required to correct any deficiencies in its performance of these responsibilities

G.   ADVERTISING, PROMOTIONAL AND PUBLIC RELATIONS OPERATIONS

     1.  ADVERTISING STANDARDS

In order to secure and maintain the confidence and respect of the public in Dealer, Distributor, Manufacturer and Isuzu Products, Dealer will at all times maintain the highest standards of ethical advertising and will not publish or cause or permit to be published any advertising relating to any of its dealership operations or to any Isuzu Product which is not in compliance with all applicable federal, state and local laws, rules, regulations and orders or that is likely to mislead or deceive the public or impair the goodwill of Dealer, Distributor or Manufacturer or the good reputation of Isuzu Products.

     2.  DEALER'S ADVERTISING PROGRAMS

Dealer shall develop and utilize advertising and promotion programs, including, but not limited to effective displays of Isuzu Products and use of demonstration Isuzu Vehicles.

     3.  PARTICIPATION IN DISTRIBUTOR'S ADVERTISING PROGRAMS.

Dealer shall participate in advertising and promotion programs developed from time to time by Distributor, as and when requested by Distributor.

     4.  CUSTOMER RELATIONS

         (A) INFORMING CUSTOMERS AS TO DETAILS OF CHARGES

In effecting sales or service of Isuzu Products, Dealer will inform the customers of details covering the items which make up the purchase price or charges, will give them itemized invoices covering the details thereof and will provide them with such other information and documents relating thereto as may be required under any applicable laws, rules, regulations or orders.

Dealer will not make any false, misleading or deceptive representations as to the items making up the purchase price or charges, nor will Dealer make any statements intended to lead any purchaser to believe that a greater portion of the selling price of a Vehicle represents destination, factory delivery and handling, or other charges than the amounts thereof actually charged to and paid for by Dealer.

         (B) RIGHT OF RETAIL PURCHASER TO BUY VEHICLE WITHOUT PURCHASING OPTIONAL EQUIPMENT OR ACCESSORIES

Dealer shall not include, in any retail order for an Isuzu Vehicle taken by Dealer nor in any order covering an Isuzu Vehicle submitted by Dealer to Distributor, any item of optional equipment or accessories, unless the retail purchaser thereof has requested such item and has knowledge that such item will be included in such order or unless such item is required on such vehicle under applicable laws, rules, regulations or orders.

         (C) INFORMING RETAIL PURCHASERS AS TO OPTIONAL EQUIPMENT OR ACCESSORIES INSTALLED BY DEALER

In order to avoid disparagement of any trademark that is applied by Distributor to items of optional equipment and accessories manufactured by or for Distributor and in order to avoid misleading any retail purchasers who may assume that all items of optional equipment and accessories included in Isuzu Vehicles have been manufactured by or for

Distributor, Dealer shall, if it installs on any Isuzu Vehicle any item of optional equipment or accessory that has not been manufactured by or for Distributor, disclose to the retail purchaser thereof that such item of optional equipment or accessory has not been manufactured by or for Distributor and that it is not included in any warranty furnished by Distributor. Such disclosure by Dealer shall be included in writing by Dealer on the retail purchaser's order for any such Isuzu Vehicle, if one is signed by the retail purchaser thereof, but in any event in the itemized invoice covering the details of such purchase furnished the retail purchaser by Dealer.

H.   CAPITAL

Dealer shall at all times maintain and employ in the operations of its dealership at least that amount and allocation of net working capital needed for Dealer to effectively fulfill its responsibilities under this Agreement, as agreed upon in writing by Distributor and Dealer from time to time.

I.   ACCOUNTING SYSTEM

Dealer will install and maintain an accounting system of a type designated by Distributor. Dealer will maintain said system in accordance with instructions to be issued by Distributor from time to time.

J.   RECORDS AND REPORTS

     1.  FINANCIAL STATEMENTS

Dealer shall furnish to Distributor, on or before the tenth day of each month, on such forms as Distributor may designate, complete and accurate financial and operating statements reflecting Dealer's true financial condition as of the end of the preceding month and the results of Dealer's, operations during the preceding month and for that portion of Dealer's fiscal year then ended, with supporting data, and shall, within two (2) months after the closing date of Dealer's fiscal year, furnish to Distributor complete and accurate financial and operating statements for said fiscal year. Distributor shall not furnish to any third party any financial statements or data submitted to it hereunder, except as an unidentified part of a composite or coded report. unless authorized by Dealer or required to do so by law or unless they are pertinent to judicial or governmental administrative proceedings.

     2.  OWNERSHIP AND MANAGEMENT RECORDS

Dealer shall keep and maintain complete and up-to-date records covering (a) the names of all persons who are Owner(s) of Dealer and the dates and manner in which any such ownership interests of such persons are transferred or changed in any manner whatsoever; (b) the election, appointment or selection of each person having a management position with Dealer, including the duly elected officers and directors of Dealer if Dealer is a corporation; and (c) the persons or parties who have either directly or indirectly supplied funds, on either a secured or unsecured basis, to those having any ownership interests in Dealer in connection with their acquisition of such ownership interests.

     3.  SALES AND SERVICE RECORDS AND REPORTS

Dealer shall prepare and maintain complete and up-to-date records covering its sales of and service performed by it on Isuzu Products. Promptly upon the sale of each Isuzu Vehicle, Dealer shall accurately and fully complete and send to Distributor the vehicle retail delivery report supplied by Distributor with respect to said vehicle. Dealer will furnish Distributor with such other and further reports covering sales and service of Isuzu Products by Dealer in such form or forms and within such times as is specified in notices or bulletins relating thereto furnished Dealer by Distributor.

     4.  RECORDS CONCERNING APPLICATIONS AND CLAIMS FOR PAYMENTS

Dealer shall prepare and retain, for a minimum period of two (2) years, in accordance with the procedures set forth in the Service Policies and Procedures Manual, records in support of applications for payment for pre-delivery inspections and adjustment, warranty repairs and policy adjustments and campaign inspections and corrections performed by Dealer, claims for parts compensation and applications for discounts, allowances, refunds or credits.

K.   INSPECTION OF ACCOUNTS AND RECORDS

Distributor shall have the right at any reasonable time during Dealer's regular business hours to inspect the Dealership Facilities and to examine, audit and make copies of all accounts and records relating to the sale and service of Isuzu Products.

L.   TRADEMARKS AND SERVICE MARKS

Distributor grants Dealer the non-exclusive privilege to identify itself as an Authorized Isuzu Dealer and to display and otherwise use in connection with the sale and service of Isuzu Products, the various trademarks, tradenames, service marks and other word and design marks which Manufacturer or Distributor may use in connection with or apply to Isuzu Products during the term of this Agreement. Except as provided herein, Dealer shall make no use of any such trademark, tradename, service mark, or other word and design mark. Dealer shall not use any mark, word or name which is similar to any of the various trademarks, tradenames, service marks and other word and design marks which Manufacturer or Distributor may use in connection with or apply to Isuzu Pro-ducts. Dealer shall neither have nor claim to have any rights in or to any such trademark, tradename, service mark or other word and design mark. Upon Distributor's request and, in any case, upon termination of this Agreement, Dealer shall promptly discontinue, or cause to be discontinued, the display and use of all such trademarks, tradenames, service marks and other word and design marks. Dealer shall promptly change the manner in which such trademarks, tradenames, service marks and other word and design marks are displayed and used when requested to do so by Distributor. No such trademark, tradename, service mark or other word and design mark may be used as part of the name under which Dealer's business is conducted, except with Distributor's prior written consent.

                          ARTICLE IV. INDEMNIFICATION


A.   INDEMNIFICATION OF DISTRIBUTOR

Dealer shall:

1. Upon Distributor's written request defend Distributor against claims that during the term of this Agreement may arise, commence or be asserted against Distributor in an action concerning:

(a) Dealer's failure or alleged failure to comply, in whole or in part, with any obligation of Dealer under this Agreement;

(b) Any actual or alleged negligence, error, omission or act of Dealer in connection with the preparation, repair or service (including warranty service) by Dealer of Isuzu Products;

(c) Any modification made by or on behalf of Dealer to Isuzu Products, except those made pursuant to the express instruction or with the express approval of Distributor;

(d) Dealer's breach or alleged breach of any agreement between Dealer and Dealer's customer or other third party; or

(e) Misleading statements, misrepresentations or deceptive or unfair practices or allegations of misleading statements, misrepresentations or deceptive or unfair practices by Dealer, directly or indirectly, to Distributor, a customer or other third party.

2. Indemnify and hold Distributor harmless from any and all settlements made and final judgments rendered with respect to any of the claims described in Section A.1. of this Article IV.

B.   INDEMNIFICATION OF DEALER

Distributor shall, upon Dealer's written request

1    Defend Dealer against claims that during the term of this Agreement may arise, commence or be asserted against Dealer in an action concerning bodily injury or property damage arising out of an occurrence caused solely by a defect or alleged defect existing or claimed to have existed in an Isuzu Product at the time title to said product passed to Dealer, provided:

(i) that the defect could not have reasonably been discovered by Dealer during the pre-delivery inspection of the product required by this Agreement; and

(ii) Distributor did not notify Dealer in writing of such defect prior to delivery of the product to the first retail customer.

2. Indemnify and hold Dealer harmless from any and all settlements made which are approved by Distributor and final judgments rendered with respect to any of the claims described in Section B.1. of this Article IV; provided, however, Dealer promptly notifies Distributor in writing of the assertion of such claim and the commencement of such action against Dealer and cooperates fully in the defense of such action in such manner and to such extent as Distributor may require.

C.   EXCEPTION TO INDEMNIFICATION

If the allegations asserted in any action or if any facts established during or with respect to any action would require Dealer to defend and indemnify Distributor under Section A, above, and Distributor to defend and indemnify Dealer under Section B, above, Distributor and Dealer shall each be responsible for its own defense in such an action and there shall be no obligation or responsibility in connection with any defense, judgment, settlement or expenses of such action as between Distributor and Dealer, except to the extent that such an obligation or responsibility may be imposed by applicable law.

                            ARTICLE V.  TERMINATION


A.   TERMINATION OF AGREEMENT

     1.  VOLUNTARY TERMINATION BY DEALER

Dealer may terminate this Agreement at any time upon 30 days' written notice to Distributor.

     2. TERMINATION DUE TO ACTS OR EVENTS CONTROLLED BY DEALER, ITS OWNER(S) OR MANAGER(S)

Each of the following represents an act or event that is within the control of or originates from action taken by Dealer or its Owner(s) or Manager(s) and over which Distributor has no control, but which, when contrary to the spirit, nature, purpose or objectives of this Agreement, warrant its termination:

(a) Any misrepresentation to Distributor by Dealer or by its Owner(s) or Executive Manager in applying for this Agreement or any misrepresentation to Distributor by Dealer or any such person as to the persons who are or will be Owner(s) or Manager(s) of Dealer.

(b) Any attempted sale, transfer or assignment by Dealer of this Agreement or any of the rights or privileges granted Dealer by this Agreement; or any attempted transfer, assignment or delegation by Dealer of any of the responsibilities assumed by Dealer under this Agreement, without in either case the prior written consent of Distributor, which consent shall not be unreasonably withheld.

(c) Any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of any ownership interest in Dealer without the prior written consent of Distributor, which consent shall not be unreasonably withheld.

(d) Any change of the Dealer's Executive Manager without the prior written consent of Distributor, which consent shall not be unreasonably withheld.

(e) Any attempt by Dealer to conduct, either directly or indirectly, any of the dealership operations contemplated by this Agreement at any facilities other than the Dealership Facilities.

(f) Any sale or other transfer, by operation of law or otherwise, to any third party or parties, or any relinquishment or discontinuance of use by Dealer, of any of the Dealership Facilities or other principal assets that are employed and required by Dealer in the conduct of the dealership operations without the prior written consent of Distributor, which consent shall not be unreasonably withheld.

(g) Any dispute, disagreement, or controversy between or among the Owner(s) or Executive Manager (or, if Dealer is a corporation, its directors or officers) of Dealer relating to the ownership or management of Dealer or to its dealership operations which, in the opinion of Distributor, may adversely affect the dealership operations or the interest of Dealer or Distributor.

(h) Insolvency of Dealer; filing of a voluntary petition in bankruptcy by Dealer; filing of a petition to have Dealer declared bankrupt, provided that it is not vacated within one (1) month after filing; appointment of a receiver or trustee for Dealer, provided such appointment is not vacated within one

(1) month after such appointment; or execution by Dealer of an assignment for the benefit of creditors.

(i) Failure of Dealer to maintain the Dealership Facilities open for business as required under the provisions of this Agreement, for seven (7) consecutive business days.

(j) Conviction of Dealer or any Owner(s), Executive Manager or, if Dealer is a corporation, any of its directors or officers, of any crime which, in the opinion of Distributor, may adversely affect the reputation or interests of Dealer or Distributor.

(k) Any submission by Dealer to Distributor of a false or fraudulent application, or any claim or statement in support thereof, for payment related to predelivery inspection or adjustment, or warranty repairs, special policy or campaign adjustments performed by Dealer, or for parts compensation or for any other discount, allowance, refund or credit whether or not Dealer offers or makes to Distributor or Distributor seeks or obtains from Dealer restitution of any payments made to Dealer on the basis of any such false or fraudulent applications, claims or statements.

(l) Failure of Dealer to furnish Distributor with the financial and operating statements or reports required to be furnished under this Agreement or refusal by Dealer to permit Distributor to make any inspection or audit of Dealer's facilities, accounts and records as provided in this Agreement, if such failure or refusal shall continue for a period of one (1) month after receipt by Dealer from Distributor of a written request for such statements or reports or permission to make any such inspection or audit.

(m) Willful failure of Dealer to comply with the provisions of any laws, rules, regulations or orders of a government body relating to Isuzu Products or the advertising, promotion, sale or service thereof.

When Distributor has established to its satisfaction that any such act or event has occurred, Distributor may terminate this Agreement by giving Dealer written notice of termination, such termination to be effective upon receipt by Dealer of such notice.

     3.  TERMINATION BY DISTRIBUTOR FOR FAILURE OF PERFORMANCE BY DEALER

If, based on the evaluations thereof made by Distributor, Distributor determines that Dealer has failed to fulfill any one or more of the responsibilities assumed by Dealer under Article III of this Agreement by failing to fulfill the responsibilities and obligations of Dealer relating thereto set forth in said Article, Distributor will endeavor to review with Dealer the nature and extent of such failure(s) and the reasons which, in Distributor's opinion, account for such failure(s). Thereafter, based upon such plan or plans of action as may be proposed by Dealer to remedy such failure or failures and upon such other factors as Distributor deems relevant in the circumstances, Distributor will determine whether it can be reasonably expected that Dealer can and will remedy such failure or failures and the period of time that Dealer may reasonably require to effect such remedy or remedies.

As soon as practicable thereafter, Distributor will notify Dealer in writing of the nature and extent of Dealer's failure or failures of performance and of the period of time, if any, during which Dealer will be expected to remedy such failure or failures of performance.

If, at the expiration of the period, if any, specified in such notice, such failure or failures of performance have not been substantially remedied by Dealer, Distributor may terminate this Agreement by giving Dealer written notice of termination, with such termination to be effective three (3) months after receipt by Dealer of such notice.

In the interest of providing continuing service to owners of Vehicles, Distributor may, if it elects, process during such three (3) month period applications for an Isuzu Dealer Sales and Service Agreement to replace Dealer; provided, however, that such Isuzu Dealer Sales and Service Agreement shall not become effective until after the effective date of termination of this Agreement.

During such three (3) month period, Distributor and Dealer will commence such actions as may be necessary or desirable so that the termination obligations of Distributor and Dealer set forth in this Agreement may be fulfilled as promptly as practicable.

     4. TERMINATION BECAUSE OF DEATH OR INCAPACITY OF OWNER AND/OR EXECUTIVE MANAGER

Since this Agreement is in the nature of a personal service agreement and its continuation is conditioned upon Dealer being owned and managed as provided in
Section 4 hereof, Distributor (subject to the provisions of Article VII of this Agreement) may terminate this Agreement by written notice to Dealer in the event of the death of an Owner or the Executive Manager or in the event Distributor determines that the Executive Manager is physically or mentally incapacitated so as to be unable to actively exercise full managerial authority for the operating management of Dealer. The effective date of any such termination shall be the date set forth in such written notice, which shall be not less than three (3) months after receipt by Dealer of such notice.

In the interest of providing continuing service to owners of Vehicles, Distributor may, if it elects, process, during the period from the receipt by Dealer of such notice to the effective date of such termination applications for an Isuzu Dealer Sales and Service Agreement to replace Dealer; provided, however, that such Isuzu Dealer Sales and Service Agreement shall not become effective until after the effective date of termination of this Agreement.

During the period from Dealer's receipt of such notice to the effective date of such termination, Distributor and Dealer will commence such actions as may be necessary or desirable so that the termination obligations of Distributor and Dealer set forth in this Agreement may be fulfilled as promptly as practicable.

     5.  TERMINATION FOR FAILURE OF DEALER OR DISTRIBUTOR TO BE LICENSED

If Distributor or Dealer requires a license for the performance of any obligation under or in connection with this Agreement in any state or jurisdiction where this Agreement is to be performed and if either of the parties shall fail to secure or maintain such license or a renewal thereof or if such license shall be suspended or revoked, irrespective of the cause or reason therefor, either party may immediately terminate this Agreement by giving to the other party written notice of such termination.

     6.  TERMINATION BY MUTUAL AGREEMENT

This Agreement may be terminated at any time by written mutual agreement between Distributor and Dealer in the event (1) any person named as an Owner or Executive Manager wishes to retire, (2) Distributor and Dealer desire to effect either a discontinuance or a relocation of Dealer's Dealership facilities or (3) Distributor and Dealer deem it desirable for any other cause or reason.

The Provisions of Section B of this Article V shall be deemed applicable to a termination under this Section A.6. only to the extent and in the manner set forth in such written mutual agreement of termination.

     7.  RIGHT TO RELY ON ANY APPLICABLE TERMINATION PROVISION

Because the notice periods may be different with respect to, and the rights and obligations of the parties may vary depending upon, the particular provisions under which this Agreement is terminated, the terminating party shall have the right to select the provision of this Section A under which it elects to terminate this Agreement without reference in its notice of termination to any other provision of this Section A that may also be applicable in the circumstances. The exercise of such right shall not preclude the terminating party from at any time asserting or establishing that the termination of this Agreement is also supportable under another provision of this Section A.

     B.  TRANSACTIONS AFTER TERMINATION

         1.  EFFECT OF TERMINATION ON ORDERS

In the event that this Agreement is terminated in accordance With any provision of Section A of this Article V (other than Section A.6.), Distributor may cancel all unshipped orders received from Dealer for Isuzu Products.

Termination of this Agreement shall not release Dealer, however, from the obligation to pay any sum which may then be owing Distributor.

         2.  EFFECT OF TRANSACTIONS AFTER TERMINATION

Neither the processing by Distributor of orders from Dealer nor the continuation of sales of Isuzu Products or any other products to Dealer nor any other act of Distributor after termination of this Agreement shall be construed as a waiver of the termination, or as a renewal, extension or continuation of this Agreement.

         3.  PURCHASES OF ELIGIBLE ITEMS

Distributor shall purchase, subject to and upon compliance with the provisions hereinafter set forth in subsections 4 and 5 of this Section B, all or any of the following Eligible Items from Dealer:

(i)    Vehicles

All new, unused, unlicensed, undamaged Isuzu Vehicles of the then current model year purchased by Dealer from Distributor then unsold which are the unencumbered property and in the possession of Dealer or of Dealer's financing institution at Dealer's net cost or the price last established by Distributor for the sale of identical vehicles by Distributor to Authorized Isuzu Dealers, whichever is lower, plus destination charges paid by Dealer thereon, less all refunds or allowances paid thereon by Distributor, any amount paid by Distributor for pre-delivery inspection and service thereon and any costs required to place said vehicles in new condition.

(ii)   Parts

All new, unused, undamaged, resalable Isuzu Parts (except Publications and parts listed in Distributor's Parts List as "non-returnable"), which are still in the original and undamaged package, are for the then current and three (3) immediately preceding vehicle model years and are the unencumbered property of and in the possession of Dealer at the dealer prices set forth in Distributor's then-current price list.

(iii)  Accessories

All new, unused, undamaged, resalable Isuzu Accessories which are still in the original and undamaged package, are for the then current vehicle model year and are the unencumbered property of and in the possession of Dealer at the dealer prices set forth in Distributor's then current price list.

(iv)   Signs

Any signs owned by Dealer of a type recommended in writing by Distributor at a price established in accordance with Distributor's pricing formula then in effect.

(v)    Special Tools

Any special tools of a type recommended by Distributor and designed specifically for service of any Isuzu Vehicles that were offered for sale by Distributor to Isuzu Dealers during the three (3) year period immediately preceding termination and were purchased by Dealer from Distributor, at prices therefor established in accordance with the pricing formula set forth in the then current Service Policies and Procedures Manual.

      4.  RESPONSIBILITIES OF DEALER

Immediately following the effective date of a termination of this Agreement, Dealer shall furnish Distributor with a list of the identification numbers of and such other information as Distributor may require concerning eligible vehicles to be purchased by Distributor in accordance with subsection 3 of this Section B. Dealer will deliver all such vehicles in accordance with Distributor's instructions. Within one (1) month following the effective date of a termination of this Agreement, Dealer shall mail or deliver to Distributor a list of eligible special tools and eligible signs. Within two (2) months following effective date of a termination of this Agreement, Dealer shall mail or deliver to Distributor a complete list of eligible parts and accessories. Dealer shall retain possession of all such eligible items until receipt of written shipping instructions from Distributor. Within one (1) month after receipt of such instructions, Dealer shall tag, pack and ship such eligible items, transportation charges prepaid, to the destination(s) specified in such instructions. Dealer shall take such action and shall execute and deliver such instruments as may be necessary (a) to convey to Distributor good marketable title to all eligible items to be purchased hereunder, (b) to comply with the requirements of any applicable state law relating to bulk sales or transfers and (c) to satisfy and discharge any liens or encumbrances on such eligible items prior to delivery thereof to Distributor.

5.  PAYMENT BY DISTRIBUTOR

Subject to its right to offset any amounts owing Distributor from Dealer, Distributor shall pay Dealer for the eligible items purchased by it under the provisions of this Section B as soon as practicable following delivery thereof to Distributor; provided, however, that any payment for such eligible items may be made by Distributor, at its option, directly to any financing institution or other person or concern which shall have a security or ownership interest therein.

                 ARTICLE VI. SUCCEEDING AND NEW AND SUPERSEDING

                          SALES AND SERVICE AGREEMENTS

A.   SUCCEEDING AGREEMENTS

So that the dealer sales and service agreements offered to Authorized Isuzu Dealers, will reflect changes in conditions applicable to the sales and service of Isuzu Products as well as changes in applicable laws or regulations, or in the interpretations thereof, Distributor will review the provisions of its current forms of Isuzu Dealer Sales and Service Agreement on a periodic basis and will prepare new forms of Isuzu Dealer Sales and Service Agreements that will be offered to those Authorized Isuzu Dealers who receive an offer from Distributor of a succeeding Isuzu Dealer Sales and Service Agreement. Dealer acknowledges, therefore, that any new form of Isuzu Dealer Sales and Service Agreement that may be offered Dealer may reflect therein any changes and modifications that are deemed necessary or desirable by Distributor.

B.   NEW AND SUPERSEDING DEALER AGREEMENTS

In the event a new and superseding form of Isuzu Dealer Sales and Service Agreement is offered by Distributor to Authorized Isuzu Dealers generally at any time, Distributor may terminate this Agreement upon prior written notice to Dealer, provided that, at the same time, Distributor offers Dealer such new and superseding form of Isuzu Dealer Sales and Service Agreement.

C. EFFECT OF NEW OR SUPERSEDING AGREEMENT ON RESPONSIBILITIES AND OBLIGATIONS UNDER THIS AGREEMENT

Although the execution by Distributor and Dealer of any new or superseding Dealer Sales and Service Agreement, whether it is executed in accordance with the provisions of Section A and B of this Article VI or for any other reason, will, by the terms thereof, cancel and supersede this Agreement, such succeeding or new and superseding Isuzu Dealer Sales and Service Agreement generally contemplates continuation of the business relations contemplated by this Agreement. Accordingly, unless otherwise expressly agreed in writing by Distributor and Dealer, the rights and obligations of Dealer that may otherwise become applicable upon any termination of this Agreement shall not be applicable in the event of the execution by Distributor and Dealer of any such new or superseding Isuzu Dealer Sales and Service Agreement. Any evaluation of the effectiveness of Dealer's performance of any of its responsibilities under this Agreement may be reflected and considered together with any evaluation made of the effectiveness of Dealer's performance of similar responsibilities under any such succeeding or new and superseding form of Isuzu Dealer Sales and Service Agreement. Except insofar as they may be inconsistent with the provisions of such succeeding or new and superseding form of Isuzu Dealer Sales and Service Agreement, any outstanding rights and obligations of Distributor and Dealer that arose under this Agreement, or under any separate agreements executed by Distributor and Dealer under this Agreement, shall be deemed continued under such succeeding or new and superseding form of Isuzu Dealer Sales and Service Agreement.

                 ARTICLE VII. ESTABLISHMENT OF SUCCESSOR DEALER

A.   BECAUSE OF DEATH OF OWNER

In the event of termination of this Agreement by Distributor pursuant to Section
A.4 of Article V because of the death of an Owner, the following provisions shall apply:

1. Subject to the other provisions of this Article, Distributor shall offer a provisional Sales and Service Agreement the term of which shall not exceed two
(2) years to a successor dealer ("Successor Dealer") comprised of the person nominated by such deceased Owner as his or her successor, together with the surviving Owner(s), provided that:

(a) the nomination was submitted to Distributor on a Successor Addendum, was consented to by the remaining Owner(s) and was approved by Distributor prior to the death of the deceased Owner;

(b)  Either (i) there has been no change in the Executive Manager of Dealer or
(ii) the provisions of Section B, below, have been complied with; and

(c) The Successor Dealer has capital and facilities substantially in accordance with Distributor's Standards therefor at the time the provisional Sales and Service Agreement is offered.

2. If the deceased Owner has not nominated a successor in accordance with the provisions of Section A.1. (a), above, but all of the beneficial interest of the deceased Owner has passed by will or the laws of intestate succession directly to the deceased Owner's spouse and/or children or to one or more surviving Owners who each held not less than a twenty-five percent (25%) beneficial owner-ship interest in the dealership prior to the death of the deceased Owner (collectively "Proposed New Owners"), subject to the other provisions of this Article, Distributor shall offer a provisional Sales and Service Agreement the term of which shall not exceed two (2) years to Successor Dealer ("Successor Dealer") composed of the Proposed New Owners, together with the surviving Owners provided that:

(a)  Either (i) there has been no change in the Executive Manager of Dealer or
(ii) the provisions of Section B, below, have been complied with; and

(b) The Successor Dealer has capital and facilities substantially in accordance with Distributor's Standards therefor at the time the provisional Sales and Service Agreement is offered.

B.  BECAUSE OF DEATH OR INCAPACITY OF EXECUTIVE MANAGER

In the event of the termination of this Agreement by Distributor pursuant to Section A.4. of Article V because of the death, physical or mental incapacity ("Disability Event") of the Executive Manager ("Disabled Executive Manager"), subject to the other provisions of this Article, Distributor shall offer a provisional Sales and Service Agreement the term of which shall not exceed two
(2) years to a Successor Dealer composed of the Owner(s), provided that:

1. Either (i) the Owner(s) had nominated. in a Successor Addendum, which was approved by Distributor prior to such Disability Event, a person to succeed the Disabled Executive Manager or (ii) not later than two (2) months after the occurrence of such Disability Event a new Executive Manager is proposed to Distributor by all of the Owner(s) and such a person is approved by Distributor;

2. The new Executive Manager owns in the aggregate beneficial interests in the Successor Dealer of not less than twenty-five percent (25%) or is given the right to acquire and does acquire within twelve (12) months beneficial interests in the Successor Dealer of not less than twenty-five percent (25%); and

3. The Successor Dealer has capital and facilities substantially in accordance with Distributor's Standards therefor at the time the provisional Sales and Service Agreement is offered.

C.   EVALUATION OF SUCCESSOR DEALER

During the term of the provisional Sales and Service Agreement, Distributor will evaluate the performance of the Successor Dealer and periodically review with the Successor Dealer this evaluation. If the Successor Dealer's performance is deemed to be satisfactory to Distributor continuously during the last three (3) months of the provisional Sales and Service Agreement, Distributor will give first consideration to such Successor Dealer with respect to a new Sales and Service Agreement.

D.   TERMINATION OF MARKET REPRESENTATION

Notwithstanding anything stated or implied to the contrary in this Article, Distributor shall not be obligated to offer a provisional or new Sales and Service Agreement to any Successor Dealer if Distributor notified Dealer in writing prior to the event causing the termination of this Agreement that Distributor's market representation plans do not provide for continuation of representation in Dealer's Market.

E.   TERMINATION OF OFFER

If the person or persons comprising a proposed Successor Dealer to which any offer of a provisional or new Sales and Service Agreement shall have been made pursuant to this Article shall not accept same within thirty (30) days after notification to them of such offer, such offer shall automatically expire.

                       ARTICLE VIII.  GENERAL PROVISIONS

A.   DEALER NOT MADE AGENT OR LEGAL REPRESENTATIVE

This Agreement does not constitute Dealer the agent or legal representative of Distributor or Manufacturer for any purpose whatsoever. Dealer is not granted any express or implied right or authority to assume or to create any obligation in behalf of or in the name of Distributor or Manufacturer or to bind Distributor or Manufacturer in any manner or thing whatsoever.

B. DEALER'S RESPONSIBILITY FOR ITS OPERATIONS, EXPENDITURES, LIABILITIES AND OBLIGATIONS

Dealer acknowledges that, as an independently owned and operated enterprise, its success will be determined substantially by how effectively its management manages and conducts its operations and affairs. This Agreement, therefore, contemplates that all investments made by or in Dealer shall be made, and Dealer shall fulfill its responsibilities and obligations under this Agreement, in conformity with the provisions hereof, but otherwise at the discretion of Dealer, its management and Owner(s). Nothing herein contained shall impose any liability on Distributor or Manufacturer in connection with the establishment or conduct of Dealer's facilities or operations, and Dealer shall be solely responsible for any and all expenditures, liabilities and obligations made, incurred or assumed by Dealer in preparation for performance or in the performance of Dealer's responsibilities and obligations under this Agreement.

C.   NOTICES

All notices required or permitted to be given by either party to the other under or in connection with this Agreement shall be in writing and delivered personally or by mail to Dealer at its Dealership Location and to Distributor at its national headquarters, or to such other address as the party to receive the notice may have previously designated by written notice to the other party. Notices shall be effective upon receipt. If mailed, such notices shall be postage prepaid and sent by registered or certified mail, return receipt requested.

D.   OFFSETS AND SET OFFS

In addition to any other specific rights of offset or set off provided for otherwise in any documents affecting Dealer and Distributor, Distributor shall have the right to offset or set off any sums or accounts due or to become due from Dealer to Distributor against any sums or accounts due or to become due from Distributor to Dealer.

E.   CHANGES REQUIRED BY LAW

Should Distributor at any time determine that Federal or state laws, or regulations adopted thereunder, or any new interpretation thereof, as any thereof may be validly applied, require changes in any of the provisions of this Agreement. Distributor may offer Dealer a new and superseding Isuzu Dealer Sales and Service Agreement that has been appropriately modified to reflect changes that are required by such new laws, regulations or interpretations, or, in lieu thereof, Distributor may offer Dealer an amendatory agreement to this Agreement reflecting such changes.

If Dealer shall fail to execute such new and superseding Isuzu Dealer Sales and Service Agreement or such amendatory agreement and return it to Distributor within thirty (30) days after it is offered Dealer, this Agreement may be terminated by Distributor upon written notice thereof to Dealer, with such termination to be effective upon receipt by Dealer of such notice.